UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2017

GROW CONDOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53548	86-0970023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

722 W. Dutton Road
Eagle Point, Oregon 97524
(Address of Principal Executive Offices)

(541) 879-0504
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant's Certifying Accountant

On March 9, 2017, Grow Condos, Inc. (the "Company") engaged L J Soldinger Associates LLC ("Soldinger") as the Company's new independent registered public accounting firm. The engagement was approved by the Audit Committee. During the fiscal years ended June 30, 2016 and 2015 and through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted Soldinger with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, nor the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice provided that Soldinger concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a "reportable event" as described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

On December 23, 2016, the Company filed an 8-K/A which stated that On December 22, 2016, the Company was advised by the staff of the Securities and Exchange Commission that on December 20, 2016 the Public Company Accounting Oversight Board issued Release No. 105-2016-054 wherein it barred Scrudato from acting as independent auditor  for public companies. Because Mr. Scrudato had his registration revoked by his regulator, there will be no attachment to this Form 8-K reflecting his opinion on this matter. In addition, our June 30, 2016 year-end financial statements will be re-audited by Soldinger and presented together with the upcoming audit for the year ended June 30, 2017 when we file our next Form 10-K. Should Soldinger come to the conclusion that the results of that period require adjustment, we will also amend and update our previously issued Form 10-Q's subsequent to the year ended June 30, 2016. At this time, we do not believe that any re-statement will be likely to occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2017

GROW CONDOS, INC.

By:	/s/ Charles B. Mathews
Name: Charles B. Mathews
Title: Chief Financial Officer